CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.

                            OPTION/LICENSE AGREEMENT

         THIS AGREEMENT is made by and between Kos Pharmaceuticals, Inc., a corporation of the State of Florida, with a place of business at 1001 South Bayshore Drive, Suite 2502, Miami, FL 33131, and Fuisz Technologies Ltd., a corporation of the State of Delaware with a place of business at 3810 Concorde Parkway, Suite 100, Chantilly, VA 22021.

         WHEREAS, Fuisz has over a period of years conducted research and development work and developed proprietary technology which is useful to make controlled-release formulations for pharmaceutical compounds and;

         WHEREAS Kos has interests in developing, manufacturing and marketing once-a-day oral solid dosage forms of IS-5-MN (as hereinafter defined), based on such proprietary technology of Fuisz.

         NOW, THEREFORE the parties agree as follows:

ARTICLE 1- DEFINITIONS

         As used in this Agreement, the following terms shall have the meanings set forth in this Article:

1.1 "AFFILIATE" shall mean any company, partnership, joint venture or other entity of which at least fifty percent (50%) of the voting rights attaching to ordinary share capital is exercisable directly or indirectly by a party to this Agreement alone or jointly, and any company, partnership, joint venture or other entity over which a party to this Agreement directly or indirectly exercises effective management control.

1.2 "COMMERCIAL SALE" shall mean any sale, trade or barter which transfers title, to an independent third party purchaser, to any Licensed Product by or on behalf of Kos or by or on behalf of a Sublicensee of Kos including, but not limited to, a third party under a supply arrangement or similar arrangement.

1.3 "LICENSED PRODUCT" shall mean any Product, the process of using or the manufacture, use or sale of which, but for a license granted hereunder, would infringe any Valid Claim, or which is based upon, derived from or uses any Technology; provided, however, that Licensed Product shall not include *********** Technology except as set forth in Article 5.

1.4 "PRODUCT(S)" shall mean once-a-day oral solid dosage forms containing IS-5-MN for human consumption, made in whole or in part by *****************, **************************************** or other
Technologies of Fuisz under the Development Program. Products shall not include immediate release or other non-prolonged release oral solid dosage forms of IS-5-MN.

1.5 "******** TECHNOLOGY" shall mean Fuisz technology and processes where ********* materials are converted to *********** materials, materials made by such processes and applications of materials made by such processes and apparatus used to carry out such processes.

1.6 "********** TECHNOLOGY" shall mean technology relating to ******** processes including *********** and ********** processes, materials made by such processes, applications of materials made by such processes and apparatus used to carry out such processes.

1.7 "TECHNOLOGY" shall mean any and all inventions, improvements, discoveries, claims, formulae, processes, trade secrets, technologies, know-how, patents and patent applications conceived or reduced to practice during the Development Agreement, and which are owned by Fuisz and I) incorporated in or necessary for the manufacture, use or sale of Licensed Products or II) disclosed and claimed in any patent or patent application included in Licensed Patents.

1.8 "LICENSED PATENTS" shall mean: I) the patents and patent applications set forth in Appendix A; and II) any and all extensions, renewals, continuations, continuations-in-part, divisions, patents-of-additions, reissues, reexaminations, supplementary protection certificates or foreign counterparts of any of the foregoing; and III) any and all patents which are granted on any I) and II); and IV) any and all patents and patent applications owned or controlled or licensable by Fuisz with the right to sublicense without payment of any kind to a third party which contain claims, the practice of which would infringe the claims of a patent or patent application included in I), II) or III), or which are based upon or derived from Technology.

1.9         "TERRITORY" shall mean Worldwide.

1.10 "NET SALES" shall mean the gross invoice price of Commercial Sales by Kos and Sublicensees of all Licensed Products, less deductions for transportation and insurance charges, rebates, returns and allowances (actually paid or allowed by Kos and Sublicensees), customary discounts (whether in cash or trade), and sales or other taxes when included in the gross invoice price, but not including taxes assessed on income derived from such Commercial Sales.

1.11 "VALID CLAIM" shall mean a claim of an issued and unexpired Licensed Patent which has not been held invalid or unenforceable by decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which is not admitted to be invalid through disclaimer or dedication to the public.

1.12 "SUBLICENSEE" shall mean third parties to whom Kos has granted a sublicense to make, use or sell any Licensed Product.

1.13 "DEVELOPMENT AGREEMENT" shall mean the Development Agreement (having the same Effective Date as this Agreement) between the parties and all extensions, amendments and renewals thereof.

1.14 "DEVELOPMENT PROGRAM" shall mean research and development and other activities performed by Fuisz and Kos pursuant to the terms of Article 1 and Appendix B of the Development Agreement.

1.15 "IS-5-MN" shall mean the compound isosorbide-5-mononitrate in dosages to be mutually agreed by Fuisz and Kos.

1.16         "FDA" shall mean the Food and Drug Administration of the United
States.

1.17         "KOS" shall mean Kos Pharmaceuticals, Inc. and its Affiliates.

1.18         "FUISZ" shall mean Fuisz Technologies Ltd. and its Affiliates.

1.19         "EFFECTIVE DATE" shall mean **************.

1.20 "GRANT BACK TECHNOLOGY" shall mean any and all inventions, improvements, discoveries, claims, formulae, processes, trade secrets, technologies, know-how, patents and patent applications based upon or directly related to Technology, which are: a) conceived or first reduced to practice by Kos during the period beginning with Effective Date and ending upon termination of this Agreement; and b) owned or controlled by Kos or licensed to Kos with the right to sublicense.

1.21. "*********** TECHNOLOGY" shall mean technology relating to ******** processes including *********** and ********** processes for making ************ of materials such as ********** and *****, including such ************ and coatings and processes for coating such ************.

ARTICLE 2 -OPTION/LICENSE GRANT

2.1 OPTION GRANT TO KOS. Subject to the terms and conditions of this Agreement, Fuisz grants to Kos an option to obtain an exclusive, royalty bearing license under Technology and Licensed Patents to make, have made, use, sell and have sold Licensed Products throughout the Territory, including the right to grant sublicenses; provided, however that no licenses or rights are granted or implied for *********** Technology, except as set forth in Article 5 hereof. Such option shall be exercisable by Kos, provided all payments have been made in full to Fuisz as provided in paragraphs 3.1(a) and 3.1(b) of this Agreement, by Kos giving written notice to Fuisz of exercise ************************************. In the event Kos does not exercise its option as provided herein, this Agreement and all rights granted to Kos hereunder shall terminate.

2.2         LICENSE GRANT TO KOS. Upon exercise of the option as set forth in
Section 2.1, the terms and conditions of this Agreement pertaining to the license grant hereunder shall automatically come into full force and effect.

2.3 PAYMENT OF FEES. The option and licenses granted hereunder shall be subject to the timely payment of the applicable fees and royalties as provided under Articles 3, 4 and 6 of this Agreement.

2.4 LICENSE GRANT TO FUISZ. Kos hereby grants to Fuisz a non-exclusive, fully paid, irrevocable worldwide license (including the right to grant sublicenses) under Grant Back Technology to make, have made, use, sell and have sold products and to practice processes; provided, however, that in the exercise of such license right Fuisz shall not do so to the detriment of the competitive position of Kos or inappropriately identify Kos in any publicity concerning same.

2.5 MANUFACTURING TECHNOLOGY ACCESS AND SUPPORT. Following payment of the Manufacturing Technology Access and Support Fee under Section 3.2, Fuisz shall make available to Kos the essential aspects of Technology necessary to produce Licensed Products commercially. The Manufacturing Technology Access and Support Fee shall include up to *************** days of a senior professional or the equivalent thereof retained by Fuisz to assist in technical support related to manufacturing of Licensed Products. In the event additional technical manufacturing support is desired by Kos, at the request of Kos, and upon mutual agreement on the prices at which such consultants and equipment shall be provided to Kos, Fuisz shall make available to Kos consultants and equipment useful for the manufacture of Licensed Products. The cost of such consultants and equipment shall be in addition to any other fees due or payable under the provisions of this Agreement.

2.6 For a period beginning upon the Effective Date and ending ********** following termination of the Development Program, Fuisz shall grant to Kos the first right of negotiation of a license under Technology or Licensed Patents for additional modification of IS-5-MN ,and IS-5-MN in combination with other compounds. Kos shall notify Fuisz within such period of its desire to negotiate such a license, and thereafter the parties shall negotiate in good faith toward execution of a definitive agreement embodying such license.

ARTICLE 3 - FEES

3.1 OPTION/LICENSE FEES. In addition to the payments under Section 4.1, Kos shall make the following lump sum payments to Fuisz in consideration of the option and licenses granted hereunder, such lump sum payments not being creditable except as otherwise expressly provided herein toward royalty or other payments due hereunder:

                  (a)  *************************************** as an option fee, due and payable within **************** of the Effective Date;

                  (b) *********************************************, due and
payable following the end of Phase II of the Development Program or ***** ****** after the end of Phase I of the Development Program, whichever first occurs; and

                  (c) **************************************** as a license fee,
************ of which shall be due and payable within ************* following the acceptance by the FDA of the first application submitted for approval to sell a Licensed Product, and the ********************** of which shall be due and payable upon approval by the FDA of an application to sell a Licensed Product; ******************* of which shall be creditable toward running royalty due hereunder.

3.2 MANUFACTURING TECHNOLOGY ACCESS AND SUPPORT FEE. In consideration of the disclosure of Technology to Kos by Fuisz relating to manufacturing of Licensed Products under Section 2.5, Kos shall pay to Fuisz such amounts as are negotiated and agreed by the parties in good faith.

ARTICLE 4 - ROYALTIES & MINIMUM ROYALTIES

4.1         RUNNING ROYALTY

                  (a) As additional consideration for the grant of the licenses provided hereunder, Kos shall pay Fuisz a running royalty of ****************** of Net Sales of Licensed Product commencing on the first Commercial Sale of Licensed Product by Kos or its Sublicensees.

                  (b) Although the parties intend to secure patents covering Licensed Products, except as otherwise provided hereunder, the royalty required under this Article 4 shall be payable with respect to each Licensed Product until this Agreement expires as to such Licensed Product pursuant to Section 10.1, notwithstanding the existence or non-existence of Licensed Patents covering any Licensed Product.

4.2 OBLIGATION TO PAY RUNNING ROYALTY. The obligation to pay running royalty to Fuisz under this Article 4 shall be imposed only once with respect to the same unit of Licensed Product regardless of the number of Licensed Patents or aspects of Technology pertaining thereto. There shall be no obligation to pay running royalties to Fuisz under this Article 4 on sales of Licensed Products between Kos and its Affiliates and its Sublicensees but in such instances the obligation to pay running royalty shall arise based on Net Sales by Kos or its Affiliates or its Sublicensees. Payments due under this Article 4 shall be deemed to accrue when Licensed Products are shipped or billed, whichever event shall first occur.

4.3         MINIMUM ROYALTIES

                  (a) The licenses granted to Kos under this Agreement shall be subject, on a calendar year basis, to payment of annual minimum royalties to Fuisz by Kos as follows, ************************* of which shall be due and payable within *************** following the end of each calendar quarter commencing one (1) year following approval by the FDA to sell a Licensed
Product:

                  Year 1 - ************************************
                  Year 2 - ************************************
                  Year 3 - ************************************
                  Year 4 - ************************************
                  Year 5 - ************************************

                  (b) In the event Kos or its Sublicensees shall fail to make significant Commercial Sales or fail to use reasonable commercial efforts to sell a Licensed Product in a country within ************** following the date of first Commercial Sale anywhere in the Territory, Fuisz shall be entitled to terminate in their entirety all licenses and rights granted hereunder to Kos in such country upon written notice to Kos.

ARTICLE 5 - FUISZ SUPPLY OF **************

         In the event Kos requests in writing that Fuisz supply to Kos IS-5-MN produced utilizing ********** Technology for use in Licensed Product, Fuisz shall, for a period of **************** following such request negotiate in good faith with Kos toward execution of a definitive commercial supply and/or manufacture agreement under reasonable commercial terms for the supply of such form of IS-5-MN at a transfer price to Kos not to exceed the standard cost of manufacture in accordance with the usual accounting procedures of Fuisz ************************* ******************. In the event Kos and Fuisz execute such a definitive agreement, such agreement shall include a limited license to Kos to utilize such form of IS-5-MN in the manufacture of Licensed Products and to sell and have sold such

Licensed Products, which incorporate such form of Technology, and provisions for the supply of such form of IS-5-MN in the event Fuisz fails to or cannot supply them. In the event Kos and Fuisz fail to execute such a definitive agreement within such *******************, the provisions of this Article 5 shall cease to be in effect thereafter. No further license or rights shall be granted or implied to Kos with respect to *********** Technology.

ARTICLE 6 - PAYMENTS AND REPORTS

6.1 PAYMENT - All running royalty payments due under Section 4.1 shall be paid ********* within *************** of the end of ************ of each calendar year during the term of this Agreement. Each such payment shall be accompanied by a statement of the type of each Licensed Product sold and the total Net Sales of each such Licensed Product during such quarter, and the amount of royalty due on such Net Sales.

6.2 MODE OF PAYMENT - Kos shall pay all royalty payments required under this Agreement in the United States in United States Dollars. The royalty payments due shall be translated at the rate of exchange at which United States Dollars are listed in THE WALL STREET JOURNAL for the currency of the country in which the royalty is accrued on the last business day of the quarter of each calendar year in which Net Sales are made. If the transfer or the conversion into United States Dollar equivalents in any such instance is not lawful or possible, the payment of such part of the royalty as is necessary shall be made by the deposit thereof, in the currency of the country where the sales were made on which the royalty was based, to the credit and account of Fuisz or its nominee in any commercial bank or trust company of its choice located in that country, prompt notice of which shall be given by Kos to Fuisz.

6.3 TAXES - All taxes, assessments, fees and charges, if any, levied on Kos, its Affiliates, or its Sublicensees under income tax laws or regulations with respect to payments due to Fuisz hereunder shall be for the account of Fuisz and if required to be withheld by the payer will be deducted by Kos, its Affiliates, and/or its Sublicensees from such payments due to Fuisz. Receipts, if available, for all such taxes, assessments, fees and charges advanced by Kos, its Affiliates, and/or its Sublicensees to the taxing authorities shall be secured by Kos, its Affiliates, and/or its Sublicensees and sent to Fuisz.

6.4 RECORDS RETENTION - Kos shall keep for *************** following the royalty payment period to which they relate, complete and accurate records pertaining to the manufacture, use and sale of Licensed Products in sufficient detail to permit Fuisz to confirm the accuracy of Net Sales, royalty calculations and payments under this Agreement.

6.5 AUDIT REQUEST - At the request of Fuisz, Kos shall permit an independent, certified public accountant appointed by Fuisz and acceptable to Kos, at reasonable times and not more ************** calendar year to: I) determine, with respect to any calendar year ending not more than *************** prior to such request, the correctness of any report or payment made under this Agreement; or II) obtain information as to the royalty payable for any calendar year in the case of failure of Kos to report or pay pursuant to this Agreement. Results of any such examination shall be made available to both parties. Fuisz shall bear the full cost of any such audit unless such audit shall result in a determination that royalties have been underpaid by more than *****************, in which case Kos shall bear the full cost of such audit.

6.6 FAILURE TO MAKE PAYMENTS - In the event that any payments due under this Agreement are not made in accordance with the dates set forth hereunder, Fuisz shall provide Kos written notice of such non-payment. Except as otherwise specified in this Agreement, if such payments are not made within *************** after receipt by Kos of such written notice from Fuisz, Fuisz shall have the right to terminate this Agreement by sending written notice thereof to Kos, which notice shall be effective ***********. Any licenses or rights granted under this Agreement shall thereafter revert to Fuisz.

ARTICLE 7 - REPRESENTATIONS AND WARRANTIES; INFRINGEMENT AND ENFORCEMENT

7.1 REPRESENTATIONS AND WARRANTIES - Fuisz hereby represents and warrants that:

                  (a) To the best of its knowledge: (I) it has the full power and right to grant the rights and licenses set forth herein; and (II) that there are no encumbrances on Technology or Licensed Patents which could have a material adverse effect on the right of Kos to manufacture, use or sell Licensed Products; and

                  (b) It has no existing agreements with any third party which are in conflict with the rights granted to Kos pursuant to this Agreement.

7.2 PATENT ENFORCEMENT. Each party shall notify the other of any infringement of Licensed Patents of which it becomes aware during the term of this Agreement. Fuisz shall have the first right, but not the duty, to institute patent infringement actions against third parties based on any Licensed Patent under this Agreement, provided that Kos may join in any such actions at the expense of Kos insofar as Kos may have a claim for lost profits. Fuisz shall promptly notify Kos of its intention to prosecute any substantial and clear acts of infringement of Licensed Patents. If Fuisz does not institute an infringement proceeding against such an infringer, Kos shall have the right, but not the duty, to institute such an action. The costs and expenses of any such action (including fees of attorneys and other professionals) shall be borne by the party instituting the action, or, if the parties elect to cooperate in instituting and maintaining such action, such costs and expenses shall be borne by the parties in such proportions as they may agree in writing. Each party shall execute all necessary and proper documents and take such actions as shall be appropriate to allow the other party to institute and prosecute such infringement actions and render such assistance as reasonably required by the party enforcing such patents. Any award paid by a third party as a result of such an infringement action (whether by way of settlement or otherwise) shall be paid to the Party who instituted and maintained such action, or if both Parties instituted and maintained such action, such award shall be allocated among the Parties in proportion to their respective contributions to the costs and expenses incurred in such action.

7.3         INFRINGEMENT ACTION BY THIRD PARTIES

                  (a) In the event of the institution of any suit by a third party against Kos for patent infringement involving the manufacture, use, sale, distribution or marketing of any Licensed Product, provided the basis of such suit is the practice by Kos of a Licensed Patent or Technology licensed hereunder, Kos shall promptly notify Fuisz in writing of such suit. Kos shall have the right to defend such suit at its own expense, and Fuisz shall assist and cooperate with Kos, at Kos's expense, to the extent necessary in the defense of such suit. During the pendency of such action, Kos shall continue to make all payments due under this Agreement.

                  (b) If Kos finally prevails in any such suit because it is held not to be infringing any patents belonging to such third party or because such third party's patent is held invalid, Kos shall continue to pay royalty as set forth in Article 4, ***
******************************************************************************
******************************************************************************
******************************************************************************
***************************************************************.

                  (c) If Kos finally loses in any such infringement action, whether by judgment, award, decree or settlement, and is required to pay a royalty (including lump sum fees) to a third party, Kos shall continue to pay royalty as set forth in Article 4 with respect to such Licensed Product in the country which is the subject of such action,
***************************************************************
***************************************************************
***************************************************************
*****************************************.

                  (d)  Any ********************************************
***************************************************************
*****************************************.

7.4 Fuisz does not represent or warrant that the Licensed Patents are valid or that the use of Licensed Patents and Technology by Kos will not infringe any patent or other rights of any third party, and Fuisz shall not be obligated to defend or hold harmless Kos or its Affiliates or Sublicensees or any other entity or person against any suit, damage, claim or demand based on actual or alleged invalidity or infringement of any patent or other rights owned by a third party, or any unfair trade practice, resulting from the exercise or use of any right granted hereunder.

ARTICLE 8 - CONFIDENTIALITY

8.1 CONFIDENTIALITY; EXCEPTIONS - Except to the extent expressly authorized by this Agreement, and except as provided in Section 8.2, or otherwise agreed in writing, the parties shall, for the term of this Agreement and for ************* thereafter, keep confidential and shall not publish or otherwise disclose, or use for any purpose, any information furnished to one party by the other party pursuant to this Agreement, except to the extent that it can be established by competent evidence that such information:

                  (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure by the other party;

                  (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

                  (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

                  (d) was disclosed to the receiving party, other than under an obligation of confidentiality, by a third party who had no obligation to the disclosing party not to disclose such information to others; or

                  (e) is independently developed by or on behalf of its receiving party by individuals not having access to such information.

         Each party may disclose the other's information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, or is necessary to be disclosed in connection with the marketing or sale of a Licensed Product or is necessary to be disclosed to comply with applicable governmental regulations, provided that if a party is required to make any such disclosure of the other party's secret or confidential information it shall, except where impracticable for necessary disclosures, for example to health authorities, give reasonable advance notice to the other party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, shall use reasonable efforts to secure confidential treatment of such information required to be disclosed.

8.2 It is understood that trade secrets provided to a party under this Agreement and under the Development Agreement may have a significant factor in producing Licensed Products and in the lead time for Licensed Products to be introduced into the market-place. All such trade secrets, as defined under the Uniform Trade Secrets Act of the United States, or the trade secret laws of applicable national countries as applicable, which are provided by one party to the other party hereunder and identified in writing as trade secrets, shall be maintained in confidence, without limitation of time, and will be used only for purposes of work under the Development Agreement or commercialization of products under the provisions of this Agreement.

8.3 With respect to confidential information, know how and trade secrets disclosed on or after the Effective Date by one party to the other party under the provisions of this Agreement, the provisions of this Agreement shall govern and prevail. In the event of any conflict between this Agreement and any other agreement between the parties, with respect to confidential information relating to the Field disclosed on or after the Effective Date, the terms of this Agreement shall govern and prevail.

8.4 Each party may also disclose the other's confidential information and trade secrets to an Affiliate, agent or consultant who has a need to know such confidential information or trade secrets, and who is under a written obligation of confidentiality and non-use at least substantially equivalent to the obligations of this Article 8. A party disclosing the other party's information or trade secrets to such Affiliate, agent or consultant shall notify the other party of the identity of such Affiliate, agent or consultant, and provide the other party with a draft of the proposed confidentiality agreement with such Affiliate, agent or consultant and allow the other party to make whatever changes it deems necessary to such agreement in order to protect its confidential information and trade secrets.

ARTICLE 9 - INDEMNIFICATION

9.1 (a) *** shall defend, indemnify and hold *****, its directors, officers and employees, harmless from and against any and all claims, suits or demands for liability, damages, losses, costs and expenses (including the costs and expenses of attorneys and other professionals) arising out of third party claims or suits or demands resulting from the manufacture, use or sale of Licensed Products by *********************************** pursuant to this Agreement.

                  (b) Each party (the "Indemnifying Party") shall defend, indemnify and hold the other party and its directors, officers and employees, harmless from and against any and all claims, suits, and demands for liability, damages, losses, costs and expenses (including the costs and expenses of attorneys and other professionals) arising out of or resulting from the inaccuracy of any representation or the breach by the Indemnifying Party of any warranty, covenant or agreement contained in this Agreement.

9.2 NOTICE - In the event that either party seeks indemnification under this Article 9, such party shall: I) promptly inform the indemnifying party of any claim, suit or demand threatened or filed, II) permit the indemnifying party to assume direction and control of the defense of such claims, suit or demand resulting therefrom (including the right to obtain a settlement thereof at the sole discretion of the indemnifying party), and III) cooperate as requested (at the expense of the indemnifying party) in the defense of such claims, suit or demand.

9.3 LIMITATIONS. An indemnifying party's (including sublicensees) obligations under this Article 9 shall not extend to any claims, suits or demands for liability, damages, losses, costs or expenses arising from the indemnified party's failure to comply with the terms and conditions of this Agreement, or of the Development Agreement, to the extent arising from the negligence or willful misconduct of the indemnified party, its agents or employees.

ARTICLE 10 - TERM; TERMINATION

10.1 TERM. This Agreement shall commence as of the Effective Date of this Agreement and, unless sooner terminated as provided hereunder, shall expire ******************** thereafter or upon the expiration of the last to expire Valid Claim of a Licensed Patent, whichever period is longer.

10.2 BREACH. Failure by either party to comply with any material obligation contained in this Agreement shall entitle the other party to give to the party in default notice specifying the nature of the default and requiring it to cure such default. If such default is not cured ********************** after the receipt of such notice (or, if such default cannot be cured within such ************** period, if the party in default does not commence and diligently continue actions to cure such default), the notifying party shall be entitled, without prejudice to any of its other rights conferred by this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement by giving written notice to take effect within thirty (30) days after such notice unless the defaulting party cures such default within said thirty (30) days. The right of either party to terminate this Agreement, as hereinabove provided, shall not be affected in any way by its waiver or failure to take action with respect to any previous default.

10.3 TERMINATION BY KOS. Kos shall have the right to terminate this Agreement by giving notice in writing to Fuisz of such termination. Such termination shall be effective **************** from the date such notice is given, and all Kos's rights hereunder associated therewith shall cease as of that date, subject to Section 10.4.

10.4 RIGHT TO SELL STOCK ON HAND. Upon the termination of this Agreement for any reason other than a failure to cure a material breach of this Agreement by Kos, Kos and its Affiliates shall have the right for ************, or such longer period as the parties may agree in writing, to dispose of all Licensed Products or substantially completed Licensed Products then on hand, and running royalty shall be paid to Fuisz with respect to such Licensed Products as though such termination had not occurred.

10.5 TERMINATION OF SUBLICENSES. Upon termination of this Agreement, all sublicenses granted by Kos under the provisions of this Agreement shall terminate simultaneously, subject, nevertheless, to Section 10.4.

10.6 INSOLVENCY OR BANKRUPTCY. a) Either party may, in addition to any other remedies available to it by law or in equity, terminate this Agreement by written notice to the other party in the event the other party shall have become insolvent or bankrupt, or shall have made an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other party or for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against the other party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of the other party, and any such event shall have continued for sixty (60) days undismissed, unbonded and undischarged; or b) all rights and licenses granted under or pursuant to this Agreement by Fuisz to Kos are, and shall otherwise be deemed to be, for the purposes of
Article 365(n) of title 11, U.S. Code ("Bankruptcy Code") license rights to "intellectual property" as defined under Article 101(60) of the Bankruptcy Code. Kos, as a licensee of such right under this Agreement, shall retain and may fully exercise all of its rights and election under the Bankruptcy Code.

10.7         EFFECT OF TERMINATION.

                  (a) Following the expiration of any license granted under this Agreement, Kos, and its Sublicensees shall have the royalty-free non-exclusive right to continue

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to use the Licensed Patents and Technology for the manufacture, use and sale of
Licensed Products as heretofore licensed.

                  (b) Upon the termination of this Agreement by Fuisz other than as provided in paragraph 10.7(a), Kos and its Sublicensees shall promptly: I) return to Fuisz all relevant records, materials or confidential information concerning the Licensed Patents and Technology relating to Licensed Product in any country in the possession or control of Kos or any of its Sublicensees provided, however, that a copy of such confidential information shall be retained by Kos's legal department solely for reference as to its obligations hereunder.

10.8 SURVIVING RIGHTS. Termination of this Agreement shall not terminate Kos's obligation to pay all royalties which shall have accrued hereunder. The parties' obligations under Articles 7, 8 and 9 and Sections 2.4, 4.1, 4.2, 6.4 and 10.4 shall survive termination.

10.9 ACCRUED RIGHTS, SURVIVING OBLIGATIONS. Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either party prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve either party from obligations which are expressly indicated to survive termination or expiration of this Agreement.

ARTICLE 11 - MISCELLANEOUS PROVISIONS

11.1 STATUS OF PARTIES. The parties are independent contractors and nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the parties. Neither party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

11.2 ASSIGNMENT. This Agreement is unassignable by either Kos or Fuisz except with the prior written consent of the other, except that it may be assigned without consent to a corporate successor of Kos or Fuisz or to a person or corporation acquiring all or substantially all of the business and assets of Kos or Fuisz to which this Agreement relates. All or any portion of Licensed Patents and Technology shall be assignable by Fuisz; provided, however, that in the event of any such assignment, any such assignee shall accept and agree in writing to be bound by all of the terms and conditions of this Agreement relating to such assigned rights.

11.3 FURTHER ACTIONS. Each party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

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11.4         FORCE MAJEURE. Neither party shall be liable to the other for any loss or damages or shall have any right to terminate this Agreement for any default or delay attributable to any act of God, flood, fire, explosion, strike, lockout, labor dispute, shortage of raw materials, casualty or accident, war (declared or undeclared), revolution, civil commotion, act of public enemies, blockage or embargo, injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or subdivision, authority or representative of any such government, or any other cause beyond the reasonable control of such party, if the party affected shall give prompt notice thereof to the other party. The party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled and for thirty (30) days thereafter.

11.5 TRADEMARKS. Except as otherwise provided herein, neither party shall have any right, express or implied, to use in any manner the name or other designation of the other party or any other trade name or trademark of the other party in connection with this Agreement. Kos shall place an appropriate legend on all packaging material associated with Licensed Product indicating that such Licensed Product was produced under license granted by Fuisz Technologies Ltd.

11.6 PUBLIC ANNOUNCEMENTS. Except as required by law or in connection with private or public offerings to raise capital or as required for documents to be filed with the Securities and Exchange Commission (a "Permitted Public Announcement"), neither party shall make any public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other; provided, however, that in any event, each party shall have the right to refer, in such announcement required by law or in any private or public offering documents, to the status of this Agreement or of the Development Agreement and to state that the license hereunder has been granted, together with a generalized description of the nature and extent of such license. All such announcements shall be made available by the announcing party to the other party at least five (5) business days in advance of the announcement for review and comment by the other party.

11.7 NOTICES. All notices and other communications required or permitted to be given under or in connection with this Agreement shall be in writing, and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), express courier service (signature required), telexed, or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, that notices of a change or address shall be effective only upon receipt thereof):

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NOTICE TO FUISZ:                                     NOTICE TO KOS:
Fuisz Technologies Ltd.                              Kos Pharmaceuticals, Inc.
ATTN: Richard C. Fuisz, M.D.                         ATTN: President
      President and CEO                              1001 South Bayshore Drive
3810 Concorde Parkway                                Suite 2502
Suite 100                                            Miami, FL 33131
Chantilly, VA  22021

With a copy to:
Fuisz Technologies Ltd.
ATTN: James L. Wilcox
      Vice President and
      General Counsel
3810 Concorde Parkway
Suite 100
Chantilly, VA 22021

11.8 AMENDMENT. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each party.

11.9 WAIVER. No provision of this Agreement shall be waived by any act, omission or knowledge of a party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by the waiving party.

11.10 COUNTERPARTS. This Agreement shall be executed simultaneously in two counterparts, either one of which need not contain the signature of more than one party, but both such counterparts taken together shall constitute one and the same agreement.

11.11 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

11.12 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of ******** without regard to its choice of law principles.

11.13 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable regulations or law, such provision will be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of this Agreement.

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In the event of such prohibition or invalidity, the parties hereto shall negotiate in good faith to modify this Agreement, but only to the extent necessary to render the terms and conditions of this Agreement valid and enforceable, giving full regard to all applicable regulations or laws and the intent and purposes of the parties in entering into this Agreement.

11.14 COMPLIANCE WITH LAW. Nothing in this Agreement shall be deemed to permit a party to export, reexport or otherwise transfer any Technology transferred hereunder or Licensed Products manufactured therefrom without compliance with applicable laws.

11.15 ENTIRE AGREEMENT OF THE PARTIES. This Agreement and the Development Agreement constitutes and contains the entire understanding and agreement of the parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the parties, respecting the subject matter hereof.

11.16         ALTERNATIVE DISPUTE RESOLUTION.

                  (a) In the event of any dispute, controversy or claim arising out of or relating to this agreement (unless such dispute, controversy or claim involves an issue of the validity of Licensed Patents), Kos or Fuisz shall employ alternative dispute resolution procedures in an effort to avoid litigation over any such dispute, controversy or claim. Any such dispute, controversy or claim hereunder shall, prior to submission to such alternative dispute resolution proceedings, be referred to representatives of management (hereinafter "management representatives") of the respective parties for resolution.

                  (b) Any such dispute that shall not have been resolved pursuant to Section 11.16(a) **************** after reference to such management representatives, or otherwise by agreement between the parties, shall be referred to arbitration in accordance with the rules of the American Arbitration Association. The arbitration tribunal shall consist of three (3) arbitrators. The party initiating arbitration shall nominate one (1) arbitrator (who shall not be affiliated with such party) in the request for arbitration and the other party shall nominate a second arbitrator (who shall not be affiliated with such party) in the answer thereto. The two (2) arbitrators so named will then jointly appoint the third (3rd) arbitrator as chairman of the arbitration tribunal. If a party fails to nominate its arbitrator as chairman of the arbitration tribunal or if the arbitrators named by the parties fail to agree on the person to be named as chairman within sixty (60) days, the Office of the American Arbitration Association in Washington, DC, USA shall make the necessary appointments of an arbitrator or the chairman of the tribunal. The award of the arbitration tribunal shall be final and judgment upon such an award may be entered in any competent court or application may be made to any competent court for judicial

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acceptance of such an award and an order of enforcement. In the event of any procedural matter not covered by the aforesaid Rules, the procedural law of the State of ********, United States of America, shall govern.

11.17 PRODUCT LIABILITY. In addition to the indemnification provided under Article 9, *** accepts full responsibility for and assumes all risk of damage or injury to persons and to property arising out of the manufacture, having manufactured, use or sale of Licensed Products by **********************. *** shall maintain product liability insurance in an amount of at least ************************** to cover any and all such potential claims with the exception of those claims arising directly from the use of *********** Technology ************************* *********, and
********************************************* from and against any and all personal injury, property damage, product liability or similar claims, costs, damages, losses, liabilities, attorneys fees and all judgments of any kind arising out of the manufacture, having manufactured, use or sale of Licensed Products by **********************.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized officer as of the Effective Date.

KOS PHARMACEUTICALS, INC.                     FUISZ TECHNOLOGIES LTD.


---------------------------------             ----------------------------------
Daniel M. Bell                                Richard C. Fuisz, M.D.
President                                     President and CEO

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                                   APPENDIX A

                                     PATENTS

- Rapidly Dissoluble Medicinal Dosage Unit and Method of Manufacture U.S. Patent No. 4,855,326 issued 08/08/89 (F-005)

-      Method of Producing Compacted Dispersable Systems
         U.S. Patent No. 4,997,856 issued 04/05/91 (F-030)

-      Moderated Spun Fibrous System and Method of Manufacture
         U.S. Patent No. 5,034,421 issued 07/23/91 (F-019)

- Method & Apparatus for Flash Flow Processing having Feed Rate Control U.S. Patent No. 5,346,377 issued 09/13/94 (F-115)

                               ******************

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